Exhibit 10.16

CONFIRMATORY ASSIGNMENT

ASSIGNOR:	Paul I. Bulat

ASSIGNEE:	American Doctors Online, Inc.
200 Mill Road, Suite 250A
Fairhaven, MA 02719

INVENTION:	System and Method for Delivering Medical Examination,
Treatment and Assistance Over a Network

ATTORNEY DOCKET:	2551/103

SERIAL NO:	11/321,332

FILING DATE:	December 29, 2005

PATENT NO.:	7,691,059

ISSUE DATE:	April 6, 2010

Assignor is the sole inventor of the above invention (the "Invention") described in a United States patent application (the "Application") bearing the above attorney docket number and having as a title the above name for the Invention. The Application has a Patent and Trademark Office filing date and serial number as indicated above, or ifno filing date and serial number are shown, has a Declaration executed by Assignor contemporaneously with this Assignment. An original assignment, recorded on March 18, 2009 at Reel/Frame 022412/0125 with respect to the Application, is hereby corrected to reflect the Assignee's legal name as set forth above.

For valuable consideration, receipt of which is acknowledged, each Assignor hereby assigns to Assignee (which term shall include Assignee's successors and assigns), all of Assignor's right, title and interest in the Invention, all improvements therein, the Application and all priority rights arising therefrom, and any patents, and any reissues and extensions thereof, which issue in any country upon any patent applications which correspond with any of the following: the Application, any divisional, continuation-in-whole, or substitute United States application which is based on the Application; or any continuation-in-part United States application (including divisions, continuations-in-whole or -in-part, and substitutions thereof or therefor) based in-part on any of the above described applications.

Each Assignor further agrees that such Assignor and Assignor's heirs and legal representatives will, without further consideration, cooperate with Assignee in the prosecution of all of the above applications, execute, verify, acknowledge and deliver all such further papers, including applications for patents and for reissues and extensions therefor, and instruments of assignment and transfer thereof, and will communicate any facts known to Assignor relating to the Invention, to obtain or maintain or enforce patents for the Invention and improvements therein in any and all countries and to vest title thereto in Assignee. Each Assignor further agrees that such Assignor will, without further compensation to Assignor during the term of such Assignor's employment by Assignee and thereafter for reasonable compensation as determined by Assignee, perform such other acts as may be reasonably required when requested by Assignee, including attending depositions, preparing and executing declarations and affidavits and testifying as a witness, to obtain or maintain or enforce patents for the Invention and improvements therein in any and all countries and to vest title thereto in Assignee.

I hereby authorize and request Sunstein Kann Murphy & Timbers LLP to supply any missing patent/application identification information or correct any errors in the patent/application identification information provided above, whether discovered prior to or after recordation.